UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2009

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA 01720

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).

Election of Director

On February 2, 2009, upon the recommendation of the Corporate Governance and Nominating Committee of SeaChange International, Inc. (“SeaChange”), the Board of Directors of SeaChange (the “Board”) elected Carlo Salvatori as a Class II Director of SeaChange to fill the vacancy on the Board created by Martin R. Hoffmann’s retirement from the Board effective January 31, 2009. The Board also named Mr. Salvatori to SeaChange’s Corporate Governance and Nominating Committee.

Mr. Salvatori has served as Chief Executive Officer of Unipol Gruppo Finanziario since 2006, and previously was Chairman of Gruppo Unicredito Italiano from 2002 to 2006. SeaChange has issued a press release regarding Mr. Salvatori’s election, a copy of which is furnished with this report as Exhibit 99.1.

At the time of Mr. Salvatori’s election to the Board, the Compensation Committee of the Board granted Mr. Salvatori restricted stock units for 24,000 shares of Common Stock, $.01 par value, of SeaChange, to be vested at the rate of 33.33% on each of the first and second anniversary of February 2, 2009, with the balance to be vested on the third anniversary of February 2, 2009.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following Exhibit is furnished as part of this report:

Exhibit No.	Description
99.1	Press release issued by SeaChange International, Inc., dated February 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Kevin M. Bisson
Kevin M. Bisson
Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration

Dated: February 6, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by SeaChange International, Inc., dated February 6, 2009.